                                                                  EXHIBIT 23.8A

                          CONSENT OF DANIEL R. NELSON




   In accordance with Rule 438 under the Securities Act of 1933, as amended ("Securities Act"), the undersigned hereby consents to being named as a person about to become a director of U. S. Bancorp in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement to be filed by U. S. Bancorp in connection with the registration under the Securities Act of shares of the common stock, $5 par value, of U. S. Bancorp.




                                               /s/ DANIEL R. NELSON
                                               ---------------------------
                                               Daniel R. Nelson


Dated:  August 1, 1995